As filed with the Securities and Exchange Commission on October 22, 2003

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

33-0628076
(I.R.S. Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

ICN PHARMACEUTICALS, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

EILEEN C. PRUETTE, ESQ.
Executive Vice President and General Counsel
ICN Pharmaceuticals, Inc.
3300 Hyland Avenue
Costa Mesa, California 92626
(714) 545-0100
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

with copies to

JAY M. FUJITANI, ESQ.
Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, California 90071
(213) 683-9122

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
Title of each class	Amount	maximum	aggregate	Amount of
of securities to	to be	offering price	offering	registration
be registered	registered(1)	per share(2)	price(2)	fee

Common Stock, $.01 par value per share	7,000,000 shares	$16.10	$112,700,000	$9,118

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also registers such indeterminate number of additional shares as may become issuable in connection with share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based upon 85% of the average of the high and low prices of the Registrant’s Common Stock as reported by the New York Stock Exchange on October 20, 2003.

EXPLANATORY NOTE

     This Registration Statement relates to shares of common stock, par value $0.01 per share (the “Common Stock”), of ICN Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to its 2003 Employee Stock Purchase Plan (the “Plan”). As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this Registration Statement omits the information specified in Part I of Form S-8. Document(s) containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not filed with the SEC pursuant to Rule 424 under the Securities Act. Such document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The Registrant hereby incorporates herein by reference the following documents which are on file with the SEC:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002, dated March 31, 2003;

(b) Current Reports on Form 8-K filed January 28, 2003, May 5, 2003, June 13, 2003, July 16, 2003, August 5, 2003, August 11, 2003, August 27, 2003 and September 12, 2003;

(c) Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2003, dated May 15, 2003 and for the quarterly period ended June 30, 2003, dated August 14, 2003;

(d) the description of the Common Stock contained in the Registration Statement on Form 8-A, dated October 24, 1994, as amended by (i) the Registration Statement on Form 8-A, dated October 25, 1994 and (ii) the Registration Statement on Form 8-A, dated November 10, 1994.

     In addition, all documents and other reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are filed subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the respective date of filing of each such document.

     Any statement contained herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Section 145 (“Section 145”) of the General Corporation Law of the state of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that, the Court of Chancery of the state of Delaware (the “Chancery Court”) or the court in which such action or suit was brought, shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for the expenses that the Chancery Court or such other court deems proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. However, if the director or officer is not successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard of conduct, as determined by a majority of the disinterested board of directors, or otherwise as described in Section 145.

     The Registrant’s certificate of incorporation and bylaws, as amended, provide indemnification to the Registrant’s officers and directors against liabilities they may incur in their capacities as such, which indemnification is similar to that provided by Section 145. The Registrant has also entered into agreements with certain of its officers indemnifying them against liability they may incur in their capacity as such consistent with the DGCL and the Registrant’s certificate of incorporation and bylaws. The Registrant also carries directors’ and officers’ liability insurance, covering losses up to $50,000,000 (subject to a $2,500,000 deductible on the first $10,000,000 of losses and no deductible thereafter).

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant has provided in its certificate of incorporation, as amended, that its directors shall be exculpated from liability as provided under Section 102(b)(7) of the DGCL and to the fullest extent permitted by the DGCL.

     The foregoing summaries are qualified in their entirety by reference to the complete text of the DGCL, the Registrant’s certificate of incorporation, the Registrant’s bylaws and the agreements referred to above.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

4.1	Amended and Restated Certificate of Incorporation of Registrant, previously filed as Exhibit 3.1 to Registration Statement 33-84534 on Form S-4, which is incorporated herein by reference, as amended by (i) the Certificate of Merger, dated November 10, 1994, of ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc. and Viratek, Inc. with and into ICN Merger Corp. previously filed as Exhibit 4.1 to Registration Statement No. 333-08179 on Form S-3, which is incorporated herein by reference and (ii) the Certificate of Amendment to the Restated Certificate of Incorporation of ICN Pharmaceuticals, Inc., dated July 7, 1998, previously filed as Exhibit 3.1 to Form 10-Q, dated August 14, 2003, which is incorporated herein by reference.*

4.2	Bylaws of the Registrant previously filed as Exhibit 3.2 to Registration Statement No. 33-84534 on Form S-4, which is incorporated herein by reference.*

4.3	Form of Rights Agreement, dated as of November 2, 1994, between the Registrant and American Stock Transfer & Trust Company, as trustee, previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A, dated November 10, 1994, which is incorporated herein by reference.*

4.4	ICN Pharmaceuticals, Inc. 2003 Employee Stock Purchase Plan, previously filed as Annex C to the Registrant’s Proxy Statement filed on Schedule 14A on April 25, 2003, which is incorporated herein by reference.*

5	Opinion of Munger, Tolles & Olson LLP regarding the legality of shares of Common Stock covered by the Registration Statement.

15	Awareness letter of Independent Accountants.

23.1	Consent of Independent Accountants.

23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5).

*Incorporated by Reference.

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, state of California, on this 22nd day of October, 2003.

ICN PHARMACEUTICALS, INC.

By: /s/ Robert W. O’Leary

Name: Robert W. O’Leary Title: Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert W. O’Leary Robert W. O’Leary	Chairman and Chief Executive Officer (Principal Executive Officer)	October 22, 2003

/s/ Bary G. Bailey Bary G. Bailey	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2003

/s/ Edward A. Burkhardt Edward A. Burkhardt	Director	October 22, 2003

/s/ Ronald R. Fogleman Ronald R. Fogleman	Director	October 22, 2003

/s/ Robert A. Ingram Robert A. Ingram	Director	October 22, 2003

/s/ Richard H. Koppes Richard H. Koppes	Director	October 22, 2003

Signature	Title	Date
/s/ Lawrence N. Kugelman Lawrence N. Kugelman	Director	October 22, 2003

/s/ Steven J. Lee Steven J. Lee	Director	October 22, 2003

/s/ Theodose Melas-Kyriazi Theodose Melas-Kyriazi	Director	October 22, 2003

/s/ Randy H. Thurman Randy H. Thurman	Director	October 22, 2003

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of Registrant, previously filed as Exhibit 3.1 to Registration Statement 33-84534 on Form S-4, which is incorporated herein by reference, as amended by (i) the Certificate of Merger, dated November 10, 1994, of ICN Pharmaceuticals, Inc., SPI Pharmaceuticals, Inc. and Viratek, Inc. with and into ICN Merger Corp. previously filed as Exhibit 4.1 to Registration Statement No. 333-08179 on Form S-3, which is incorporated herein by reference, and (ii) the Certificate of Amendment to the Restated Certificate of Incorporation of ICN Pharmaceuticals, Inc., dated July 7, 1998, previously filed as Exhibit 3.1 to Form 10-Q, dated August 14, 2003, which is incorporated herein by reference.*

4.2	Bylaws of the Registrant previously filed as Exhibit 3.2 to Registration Statement No. 33-84534 on Form S-4, which is incorporated herein by reference.*

4.3	Form of Rights Agreement, dated as of November 2, 1994, between the Registrant and American Stock Transfer & Trust Company, as trustee, previously filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A, dated November 10, 1994, which is incorporated herein by reference.*

4.4	ICN Pharmaceuticals, Inc. 2003 Employee Stock Purchase Plan, previously filed as Annex C to the Registrant’s Proxy Statement filed on Schedule 14A on April 25, 2003, which is incorporated herein by reference.*

5	Opinion of Munger, Tolles & Olson LLP regarding the legality of shares of Common Stock covered by the Registration Statement.

15	Awareness letter of Independent Accountants.

23.1	Consent of Independent Accountants.

23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5).

*Incorporated by Reference.